Exhibit 10.1

OMNIBUS AMENDMENT AND WAIVER

This Omnibus Amendment and Waiver (the “Amendment”) dated as of October 31, 2008, by and between STEN Corporation, a Minnesota corporation (“STEN”), STEN Credit Corporation, a Utah corporation (“STEN Credit”), STENCOR, Inc., a Minnesota corporation (“STENCOR”), STEN Financial Corporation, a Utah corporation (“STEN Financial”), EasyDrive Cars and Credit Corp., an Arizona corporation (“EasyDrive”), BTAC Properties, Inc., a Minnesota corporation (“BTAC”), Alliance Advance, Inc., an Arizona corporation (“Alliance”), STEN Acquisition Corporation, a Minnesota corporation (“STEN Acquisition”), and Burger Time Acquisition Corporation, a Minnesota corporation (“BT Acquisition” and together with STEN, STEN Credit, STENCORP, EasyDrive, BTAC, Alliance, STEN Acquisition, each a “Company” and collectively, the “Companies”) and LV ADMINISTRATIVE SERVICES, INC., as administrative and collateral agent (the “Agent”) for VALENS U.S. SPV I, LLC, a Delaware limited liability company (“Valens”) and the lenders from time to time party to the Security Agreement (as defined herein) (the “Lenders” together with the Valens and the Agent, collectively, the “Creditor Parties” and each, a “Creditor Party”), amends (i) that certain Amended and Restated Secured Revolving Note, dated as of August 22, 2008, by the Company in favor of Valens (as amended, modified or supplemented from time to time, the “Note”) issued pursuant to the terms of the Security Agreement, dated as of November 23, 2007, between the Company and the Creditor Parties (as amended, modified or supplemented from time to time, the “Security Agreement” and, together with the Note and the other Ancillary Agreements referred to in the Security Agreement, the “Documents”) and (ii) the Security Agreement.  Capitalized terms used but not defined herein shall have the meanings given them in the Security Agreement.

PREAMBLE

WHEREAS, the Creditor Parties and the Companies desire to amend the transactions contemplated by the Security Agreement.

 NOW, THEREFORE, in consideration of the covenants, agreements and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

The Creditor Parties and the Companies agree that Annex A to the Security Agreement is hereby amended by deleting the definition of “Inventory Availability”, appearing therein and inserting the following new definition in lieu thereof:

“Inventory Availability” means the lesser of (a) the sum of (i) the lesser of (A) fifty percent (50%) of the Kelley Blue Book wholesale value of the Eligible Owned Inventory, or (B) cost, plus (ii) fifty percent (50%) of the Kelley Blue Book wholesale value of the Eligible Repossession Inventory, and (b) the applicable Sublimit.

2.

The Creditor Parties and the Company agree that Annex A to the Security Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order:

“Eligible Stencor Inventory” means Inventory (that is not Eligible Inventory) owned solely by Stencor which the Agent, in its sole and absolute discretion, determines:  (a) is subject to a first priority perfected Lien in favor of the Agent and is subject to no other Liens whatsoever (other than Permitted Liens); (b) is located on premises with respect to which the Agent has received a landlord or mortgagee waiver acceptable in form and substance to the Agent; (c) is not in transit; (d) is in good condition and meets all standards imposed by any governmental agency, or department or division thereof having regulatory Governmental Authority over such Inventory, its use or sale including the Federal Fair Labor Standards Act of 1938 as amended, and all rules, regulations and orders thereunder; (e) is currently either usable or salable in the normal course of such Company’s business; (f) is not placed by such Company on consignment or held by such Company on consignment from another Person; (g) is in conformity with the representations and warranties made by such Company to the Agent with respect thereto; (h) is not subject to any Intellectual Property licensing, with any third parties; (i) does not require the consent of any Person for the completion of manufacture, sale or other disposition of such Inventory by Company or any other Person and such completion, manufacture or sale does not constitute a breach or default under any contract or agreement to which such Company is a party or to which such Inventory is or may be subject; (j) is not work-in-process; (k) is covered by casualty insurance acceptable to the Agent and under which the Agent has been named as a lender’s loss payee and additional insured; and (l) which is not ineligible for any other reason; provided, however, that this clause (l) shall not apply in the case of any determination made as to Inventory on or after the Specified Assignment Date.

“Stencor Inventory Availability” means the lesser of (a) the sum of fifty percent (50%) of the Eligible Stencor Inventory or (b) the applicable Sublimit.

“Sublimit” means (i) for the period commencing on October 31, 2008 through and including January 31, 2009, $1,500,000, and (ii) for the period commencing on February 1, 2009 and continuing thereafter through the remainder of the Term, $1,000,000.

3.

The Creditor Parties and the Companies agree that Section 2(a)(i) of the Security Agreement is hereby amended by deleting the First sentence appearing therein and inserting the following new sentence in lieu thererof:

“Subject to the terms and conditions set forth herein and in the Ancillary Agreements, each Lender, severally and not jointly, may make revolving loans (the “Revolving Loans”) to the Companies from time to time during the Term which, in the aggregate at any time outstanding, will not exceed such Lender’s Revolving Commitment Percentage of the lesser of (x) (I) the Capital Availability Amount minus (II) the Reserves, and (y) an amount equal to (I) the Accounts Availability plus (II) an amount equal to Inventory Availability plus Stencor Inventory Availability, minus (III) the Reserves.  The amount derived at any time from Section 2(a)(i)(y)(I) plus Section 2(a)(i)(y)(II) minus 2(a)(i)(y)(III) shall be referred to as the “Formula Amount.”

4.

The Creditor Parties and the Companies agree that Section 5(b) of the Security Agreement is hereby amended by inserting the following new sub-section “(iv)” at the end of said Section 5(b):

“(iv)

Stencor Inventory Availability Payment.  Without affecting the Lenders’ rights hereunder, in addition to all other Obligations that may arise hereunder or under any other Ancillary Agreement the portion of the outstanding principal amount of the Note, with respect to the Stencor Inventory Availability, solely, shall bear additional interest at a rate equal to two percent (2%) per month.  All amounts that are incurred pursuant to this Section 5(b)(iv) shall be due and payable by the Companies monthly, in arrears, on the first business day of each calendar month and upon expiration of the Term.”

5.

The Companies hereby covenant agree that by no later than January 31, 2009, the office located at 10275 Wayzata Blvd, Suite 310, Minnetonka, MN 55305 (the “Minnesota Office”) shall be closed and lease terminated and all operations and assets conducted and/or located, respectively at the Minnesota Office shall have been relocated to 7607 East McDowell Road, Suite 107, Scottsdale, AZ 85257.

6.

In consideration of the foregoing, the receipt and sufficiency of which is hereby acknowledged, STEN shall issue a warrant in form and substance satisfactory to the Agent (the “New Warrants”) as attached as Exhibit A, to purchase up to 100,000 shares of Common Stock of STEN (the “New Warrant Shares”).  The defined term “Warrants” in the Security Agreement shall be deemed to include the Common Stock Purchase Warrant issued on the Closing Date and the New Warrants and the defined term “Warrant Shares” in the Security Agreement shall be deemed to include the New Warrant Shares.

7.

The amendments and waivers set forth above shall be effective as of the date first above written (the “Amendment Effective Date”) once (i) each Company, the Agent and Valens shall have duly executed and the Companies shall have delivered to Agent its respective counterpart to this Amendment; (ii) Valens shall have received the New Warrants, and (iii) the Chief Executive Officer, each Company and the Agent shall have executed the side letter relating to the sale of Stencor.

8.

As of the Amendment Effective Date, Lender waives any default or Event of Default that may have arisen under the Security Agreement prior to the Amendment Effective Date, relating solely to (a) STEN’s failure to pay the principal amount of the Renewable Unsecured Notes when the same became due and payable on a “Payment Date” (as defined in the Renewable Unsecured Documents) during the period from October 16, 2008 to the Amendment Effective Date; (b) each default or “Event of Default” under the Renewable Unsecured Documents occurring during the period from October 26, 2008 to the Amendment Effective Date, including those relating to the matters described in subparagraph (a); and (c) any breach or violation by STEN of any representation, warranty, covenant or agreement of the Security Agreement relating to the matters described in subparagraphs (a) or (b) of this Section 8.

9.

Except as specifically set forth in this Amendment, there are no other amendments, modifications or waivers to the Documents, and all of the other forms, terms and provisions of the Documents remain in full force and effect.

10.

Each Company hereby represents and warrants to each Creditor Party that (i) no Event of Default exists on the date hereof, (ii) on the date hereof, all representations, warranties and covenants made by the Company in connection with the Documents are true, correct and complete and (iii) on the date hereof, all of the Company’s covenant requirements have been met.

11.

From and after the Amendment Effective Date, all references in the Documents shall be deemed to be references to the Documents, as the case may be, as modified hereby.

12.

This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and permitted assigns.  THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.  This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

[signature page follows]

WHEREOF, each of the parties hereto has executed this Amendment or has caused this Amendment to be executed on its behalf by a representative duly authorized, all as of the date first IN WITNESS above set forth.

PURCHASER:	COMPANY:

VALENS U.S. SPV I, LLC By: Valens Capital Management, LLC its investment manager	STEN CORPORTION
By: ______________________________ Name: Patrick Regan Title: Authorized Signatory	By: _______________________________ Name: Kenneth W. Brimmer Title: Chief Executive Officer

AGENT:
LV ADMINISTRATIVE SERVICES, INC. By: ______________________________ Name: Patrick Regan Title: Authorized Signatory	STEN CREDIT CORPORTION By: ______________________________ Name: Kenneth W. Brimmer Title: Chief Executive Officer
STENCOR INC. By: _______________________________ Name: Kenneth W. Brimmer Title: Chief Executive Officer
EASY DRIVE CARS AND CREDIT CORPORATION By: _______________________________ Name: Kenneth W. Brimmer Title: Chief Executive Officer
BTAC PROPERTIES, INC. By: _______________________________ Name: Kenneth W. Brimmer Title: Chief Executive Officer
STEN FINANCIAL CORPORATION By: _______________________________ Name: Kenneth W. Brimmer Title: Chief Executive Officer
ALLIANCE ADVANCE, INC. By: _______________________________ Name: Kenneth W. Brimmer Title: Chief Executive Officer